UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 20, 2011

CHINA FORESTRY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-25765	87-0429748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Economic Development Zone of Hanzhong City, Shaan’Xi Province, The People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-85257870
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant” or “CHFY”), in connection with the items set forth below.

ITEM 1.02 Termination of Material Definitive Agreements

On May 20, 2011, the Board of Directors of the Registrant authorized the termination of the several variable interest entity contracts (the “VIE Contracts”) that had been entered into between the Registrant’s direct wholly owned subsidiary Financial International (Hong Kong) Holdings Company Limited (“FIHK”), Hanzhong Hengtai Biotech Limited (“Hengtai”), and SHAO, Zhenheng, YANG, Yongli and SHAO, Zhenzhong (collectively, being the “Selling Shareholders”), including a Consultancy Service Engagement Agreement, an Equity Pledge Agreement, a Business Operating Agreement, a Voting Rights Proxy Agreement, and an Exclusive Option Agreement, all dated as of April 1, 2010.    A brief summary of these agreements follows, and this summary is qualified by its entirety to the form of agreements which are hereby incorporated by reference from Exhibits B-1 through B-5 in Exhibit 10 to a Form 8-K filed with the Commission on June 16, 2010:

Consultancy Service Engagement Agreement - Pursuant to this consulting services agreement between FIHK and Hengtai, dated April 1, 2010, FIHK has the exclusive right to provide Hengtai with consulting services and daily operations, including general business operations in relation to business development, human resources, research and development, and business growth, and support the daily operation costs and daily expenses. Hengtai pays an annual consulting service fee to FIHK that is equal to 100% of Hengtai’s net revenue for such year, based on the annual financial statements. This agreement shall remain in force unless otherwise terminated. FIHK is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to Hengtai as stipulated in this agreement.

Equity Pledge Agreement - Under the equity pledge agreement between FIHK and Hengtai, dated April 1, 2010, Hengtai’s 100% shareholders pledged all of their equity interests in Hengtai to FIHK to guarantee its performance of its obligations under the Business Operating Agreement. If Hengtai or its shareholders breaches their respective contractual obligations, FIHK, as Pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The 100% shareholders of Hengtai also agreed that upon occurrence of any event of default, FIHK shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the 100% shareholders of Hengtai to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that FIHK may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The 100% shareholders of Hengtai agreed not to dispose of the pledged equity interests or take any actions that would prejudice FIHK’s interest. This equity pledge agreement shall expire two years after Hengtai’s obligations under the Consulting Services Agreement have been fulfilled. FIHK is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

Business Operating Agreement - Pursuant to the business operating agreement among FIHK and Hengtai, dated April 1, 2010, FIHK provides Hengtai guidance and instruction on Hengtai’s daily operations, financial management and employment issues. FIHK has the right to appoint or remove Hengtai’s directors and executive officers. In addition, FIHK agrees to guarantee Hengtai’s performance under any agreements or arrangements relating to its business arrangement with any third party. Upon the request of Hengtai, FIHK agrees to provide loans to support its operation’s capital requirements and to provide a guarantee if the Company needs to apply for loans from a third party. In return, Hengtai agrees to pledge its accounts receivable and all of its assets to FIHK. The term of this agreement is ten years; and may be extended or terminated only by 30-day prior written notice served by FIHK (or its designated party). FIHK is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

Voting Right Proxy Agreement - Under the voting right proxy agreement between FIHK and Hengtai, dated on April 1, 2010, all shareholders of Hengtai agreed to irrevocably grant FIHK with the right to exercise the 100% shareholders of Hengtai’s voting rights and their other rights, including the attendance at and the voting of the all the shares held by 100% shareholders of Hengtai at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Hengtai, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of the Hengtai. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from FIHK.

Exclusive Option Agreement - Under the exclusive option agreement between FIHK and Hengtai, dated on April 1, 2010, all the shareholders of Hengtai irrevocably granted to FIHK (or its designated person) an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Hengtai for the minimum amount of consideration permitted by applicable PRC law. FIHK (or its designated person) has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from April 15, 2009 and may be extended prior to its expiration by written agreement of the parties.

In connection with the termination of the VIE Contracts, FIHK exercised its rights under the Exclusive Option Agreement to direct Xi’An Qi Ying Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Xi’An Qi Ying”), the indirect wholly owned subsidiary of FIHK, to acquire all of the equity capital of Hengtai.  As a result, Hengtai became an indirect wholly owned subsidiary of FIHK.

As reported in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Hengtai is engaged in the business of  plantation and sale of garden plants used in landscaping, such as Chinese Yews of the types Taxus chinensis var. mairei and Taxus media.   Its business activities currently represent the principal business activities of the Registrant.

The Exclusive Option Agreement was exercised in a manner that the Selling Shareholders transferred all of their equity capital in Hengtai to Xi’An Qi Ying.  At or about the same time, Spone Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Spone”), acquired all of the capital stock of Xi’An Qi Ying, so that it became a direct wholly owned subsidiary of Spone.  FIHK then acquired all of the capital stock of Spone, so that it became a direct wholly owned subsidiary of FIHK.

As a result of the termination of the VIE Contracts, Hengtai became an indirect wholly owned subsidiary of the Registrant, and a direct wholly owned subsidiary of Xi’An Qi Ying.  Previously, the status of Hengtai under the VIE contracts was as a company that was controlled by FIHK pursuant to contractual provisions of the VIE Contracts but whose equity capital was owned by the Selling Shareholders.

A diagram depicting the organizational structure of the Registrant after the termination of the VIE Contracts and the exercise of the Exclusive Option Agreement follows:
There were no material early termination penalties incurred by the Registrant in connection with the termination of the VIE Contracts described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FORESTRY, INC.

Date: May 26, 2011	By:	/s/ TIAN, Yuan
TIAN, Yuan Chief Executive Officer and Director

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